EX-33.3
(logo)QBE FIRST

MANAGEMENT'S ASSERTION ON COMPLIANCE WITH
REGULATION AB SERVICING CRITERIA

QBE FIRST Insurance Agency, Inc. (the Asserting Party) is responsible for assessing compliance as of and for the year ended December 31, 2011 (the Reporting Period) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations, excluding the inapplicable servicing criteria set forth in Exhibit A hereto (such criteria, after giving effect to the exclusions identified on Exhibit A, the "Applicable Servicing Criteria"). The transactions covered by this report include all mortgage backed securities that were registered after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and serviced by the Asserting Party on the QBE FIRST Integrated Product Solution platform (the Platform Transactions). The Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the Applicable Servicing Criteria.

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform Transactions.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period.

QBE FIRST INSRUANCE AGENCY, INC.

By: /s/Arthur J. Castner
Arthur J. Castner

Title: Senior Vice President-Insurance and Tax Outsourcing Operations

Date: February 8, 2012


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EXHIBIT A


QBE FIRST Integrated Product Solution Platform


                                                                                        APPLICABLE      INAPPLICABLE
                                                                                        SERVICING       SERVICING
Reference                           Criteria                                            CRITERIA        CRITERIA
                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted to monitor any                                     X
                  performance or other triggers and events of default in
                  accordance with the transaction agreements.

1122(d)(1)(ii)    If any material servicing activities are outsourced to                                    X
                  third parties, policies and procedures are instituted to
                  monitor the third party's performance and compliance with
                  such servicing activities.

1122(d)(1)(iii)   Any requirements in the transaction agreements to maintain                                X
                  a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in effect              X^i
                  on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                  agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited into the appropriate                             X
                  custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an obligor                              X
                  or to an investor are made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees regarding collections, cash                               X
                  flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)    The related accounts for the transaction, such as cash reserve                            X
                  accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at a federally insured                               X
                  depository institution as set forth in the transaction
                  agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange
                  Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent unauthorized             X^ii
                  access.

1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for all                                   X
                  asset-backed securities related bank accounts, including
                  custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                  agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                  identification, or such other number of days specified in the transaction agreements.


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QBE FIRST Integrated Product Solution Platform
                                                                                        APPLICABLE      INAPPLICABLE
                                                                                        SERVICING       SERVICING
Reference                           Criteria                                            CRITERIA        CRITERIA

                  Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those to be filed with the                                X
                  Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors'
                  or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in accordance                         X
                  with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)   Disbursements made to an investor are posted within two business                          X
                  days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the investor reports agree with                         X
                  cancelled checks, or other form of payment, or custodial bank statements.

                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on mortgage loans is maintained as required                        X
                  by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)    Mortgage loan and related documents are safeguarded as required                           X
                  by the transaction agreements

1122(d)(4)(iii)   Any additions, removals or substitutions to the asset pool are                            X
                  made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs, made in                                X
                  accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                  specified in the transaction agreements, and allocated to
                  principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the mortgage loans agree with                            X
                  the Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or status of an obligor's                               X
                  mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset
                  documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance plans,                             X
                  modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)  Records documenting collection efforts are maintained during                              X
                  the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at
                  least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or
                  unemployment).


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QBE FIRST Integrated Product Solution Platform
                                                                                        APPLICABLE      INAPPLICABLE
                                                                                        SERVICING       SERVICING
Reference                           Criteria                                            CRITERIA        CRITERIA

1122(d)(4)(ix)    Adjustments to interest rates or rates of return for mortgage                             X
                  loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such as                                 X
                  escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction
                  agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the
                  transaction agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or insurance           X^iii
                  payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the
                  Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in connection with any payment to              X^iv
                  be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted within              X^v
                  two business days to the obligor's records maintained by the
                  Servicer, or such other number of days specified in the
                  transaction agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible accounts are                                 X
                  recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other support, identified in Item                             X
                  1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                  maintained as set forth in the transaction agreements.



i Applicable clients include: American Home Mortgage Servicing, Inc./AHMSI, AMS Servicing LLC, Marix Servicing, LLC, Sun Trust Mortgage, Inc., Wells Fargo Home Mortgage, Dovenmuehle Mortgage, Inc., Rushmore Loan Management Services f/k/a UBS Special Servicing Group

ii Applicable clients include: American Home Mortgage Servicing, Inc./AHMSI, AMS Servicing LLC, Marix Servicing, LLC. Sun Trust Mortgage, Inc., Wells Fargo Home Mortgage

iii Applicable clients include: American Home Mortgage Servicing, Inc./AHMSI, AMS Servicing LLC, Marix Servicing, LLC, Sun Trust Mortgage, Inc., Wells Fargo Home Mortgage, Dovenmuehle Mortgage, Inc., Rushmore Loan Management Services f/k/a UBS Special Servicing Group

iv Applicable clients include: American Home Mortgage Servicing, Inc./AHMSI, AMS Servicing LLC, Marix Servicing, LLC, Sun Trust Mortgage, Inc., Wells Fargo Home Mortgage, Dovenmuehle Mortgage, Inc., Rushmore Loan Management Services f/k/a UBS Special Servicing Group


v Applicable clients include: American Home Mortgage Servicing, Inc./AHMSI, AMS Servicing LLC, Marix Servicing, LLC, Sun Trust Mortgage, Inc., Wells Fargo Home Mortgage, Dovenmuehle Mortgage, Inc., Rushmore Loan Management Services f/k/a UBS Special Servicing Group
